Exhibit 5.5

February 12, 2016

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Ladies and Gentlemen:

We have acted as special counsel to Sealy of Minnesota, Inc., a Minnesota corporation (the “Company”), to render this opinion in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by Tempur Sealy International, Inc. (formerly known as Tempur-Pedic International Inc.), a Delaware corporation (“Tempur Sealy International”), and certain subsidiaries of Tempur Sealy International, including the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by Tempur Sealy International of its 5.625% Senior Notes due 2023 (the “Exchange Notes”) and the guarantees contained in the Indenture (as defined below) as to the payment of principal of, premium, if any, and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as Guarantors (the “Guarantors”), including the Company. We have been advised by the Company that, pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), Tempur Sealy International is offering to exchange in the exchange offer (the “Exchange Offer”) up to $450,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 5.625% Senior Notes due 2023 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the existing guarantees as to the payment of principal of, premium, if any, and interest on the Old Notes by the Guarantors. We have been advised by the Company that the Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued pursuant to the provisions of that certain Indenture, dated as of September 24, 2015, entered into by and among Tempur Sealy International, as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Indenture”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have reviewed the following documents:

1.	The Indenture, including the provisions relating to the Exchange Note Guarantees; and

2.	A specimen form of the Exchange Notes.

In addition, we have examined the Company’s Articles of Incorporation and Bylaws, each as amended to the date hereof, as certified by an officer of the Company as of the date hereof (collectively, the “Company Organizational Documents”), a Certificate executed by an officer of the Company certifying to the adoption of certain resolutions by the Board of Directors of the Company in connection with the Indenture, and a Certificate of Good Standing, dated February 8, 2016, issued by the Secretary of State of the State of Minnesota relating to the Company.

As to various matters material to this opinion, we have relied upon factual representations made by the Company in the Indenture and upon the certificates and documents identified in the preceding paragraph. We have not verified or investigated such representations, documents, or certificates, and we have not made any independent investigation of any factual matter. We have examined such matters of law as we have deemed appropriate in connection with the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

Our opinions expressed below are limited to the law of the State of Minnesota (excluding its conflict of laws principles).

Tempur Sealy International, Inc.

February 12, 2016

Based upon and subject to the foregoing and the qualifications, assumptions and limitations set forth herein, it is our opinion as of this date that:

1. The Company is a corporation that is validly existing and in good standing under the laws of the State of Minnesota.

2. The Company has the corporate power and authority to execute, deliver and perform its obligations set forth in the Indenture. The execution and delivery by the Company of the Indenture, and the performance by the Company of its obligations set forth therein, have been duly authorized by all necessary corporate action on the part of the Company, and the Indenture has been duly executed and delivered on behalf of the Company.

3. The execution and delivery by the Company of the Indenture and the performance by the Company of its obligations set forth therein (a) do not violate the Company Organizational Documents and (b) do not violate any existing Minnesota law or regulation applicable to the Company.

This opinion is provided solely in connection with your filing of the Registration Statement and may be relied upon only in connection with the filing of such Registration Statement. Our opinion may not be quoted by, referred to or relied upon for any other purpose. Notwithstanding the foregoing, Thompson & Knight LLP may rely on this opinion for the sole purpose of providing its opinion to be filed with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By:	/s/ Mark Tranovich
Its Vice President